10.43* 1996 Employees' Performance
       Recognition Plan

FIDELITY HOLDINGS, INC. 1996 EMPLOYEES' PERFORMANCE RECOGNITION PLAN 1. Purpose and Non-exclusive scope. The purpose of this 1996 Employees! Performance Recognition Plan is to secure for this Corporation and its stockholders the benefits which flow from recognizing and acknowledging the performance of employees and consultants, rewarding them for such performance, and retaining them by providing them with the on-going Incentive Inherent In common stock ownership. The shares of Common Stock granted under this Plan are intended to qualify as deferred compensation under Section 83 of the Internal Revenue Code. Nothing contained in this Plan is intended to create any limitation on the power of the Corporation and/or Its Board of Directors to adopt such other additional incentive or compensation plans or arrangements as the Corporation or its Board of Directors may deem necessary or appropriate.

2. Amount of Stock, The total number of shares of Common Stock to be subject to grant on and after December 1, 1996 pursuant to this Plan shall not exceed 500,000 shares of the Corporation's Common Stock, utilizing either treasury stock or authorized, unissued shares. This total number of shares shall be subject to appropriate increase or decrease in the event of a stock dividend upon, or subdivision, split-up, combination or reclassification of, the Corporation's Common Stock. In the event that shares granted under this Plan shall be forfeited, as provided below, such shares shall be returned to the Plan and may be again granted under the Plan.

3. Compensation Committee. The Board of Directors may, from time to time, appoint a Compensation Committee (hereinafter called the "Committee"), to serve under this Plan and to administer it. The Committee shall consist of three or more directors. In the absence of such a committee, the entire Board of Directors shall serve as the Compensation Committee. in which event all references herein to the Committee shall apply to the entire Board of Directors. The Committee, if one is appointed, or otherwise the entire Board of Directors shall have the full and final authority to

(a) interpret conclusively the provisions of this Plan and decide all questions of fact arising in its application;

(b) adopt, amend and rescind rules and regulations relating to this Plan-,

(c) determine the employees to whom shares shall be granted and the amount of the shares to be granted to each selected employee; and

(d) make any other determinations it deems necessary or advisable.

4. Eligibility and Participation Shares of the Corporation's Common Stock may be granted pursuant to the Plan to any employee or consultant, and the beneficiaries of such employees and consultants, of the Corporation and its Subsidiaries (hereinafter called employees/consultants. From time to time the Committee shall select the employees/consultants to whom shares may be granted by the Board of Directors and shall determine the number of shares to be covered by each option so granted, Future as well as present employees/consultants (including directors, officers, executives, managerial employees and key consultants) shall be eligible to participate in the Plan. In no event shall any Individual recipient be entitled to receive an aggregate of more than ten (10) percent of the shares of Common Stock available under this Plan. No shares may be granted under the Plan after November 30, 2001. Nothing in this Plan shall be construed to give any employee/consultant of the Corporation or any of its subsidiaries any right to be granted shares other than in the sole discretion of the Committee, or any right with respect to the shares except as specifically provided In this Plan, or any right to have employment continued or to have any specific employment, position, term of employment or compensation. 5. Terms and Provisions of Participation. The terms and provisions for the granting of shares of the Corporations Common Stock to employees/consultants shall be as follows;
(a) Grants may be made at any time, and from time to time, prior to November 30, 2001, and may be made to any employees consultant regardless of whether prior grants may have been made to such recipient.
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(b) Upon the awarding of a grant, the Committee shall promptly notify the recipient of the amount of the grant, the fair market value of the shares granted, the conditions for forfeiture, and such other terms and conditions as the Committee may deem appropriate.

(e) The obligations of the Corporation to issue or transfer shares granted pursuant to this Plan are subject to compliance with applicable governmental rules and regulations, including the restrictions Imposed by the Securities and Exchange Commission,

(d) The certificates for the shares of Common Stock granted pursuant to this Plan shall be issued in the sole name of the recipient employee/ consultant and shall bear legends Indicating that (i) the shares have not been registered under the Securities Act of 1933 and transfer is therefore restricted regardless of the lapse of the vesting restrictions and (ii) the shares are subject to the terms and conditions of this Plan and shall not be sold, transferred, assigned, pledged, encumbered, or otherwise alienated or hypothecated until the restrictions have lapsed.

6. Restrictions, Lapse of Restrictions and Forfeiture All grants of shares pursuant to this Plan shall be subject to the following restrictions:

(a) to the complete restriction on the rights and powers of a recipient to sell, transfer, assign, pledge, encumber, or otherwise alienate or hypothecate the shares granted prior to a lapse of such restrictions; and

(b) to the continuous employment requirement for the vesting of the shares granted.

The foregoing restrictions shall lapse as follows:

(1) the shares shall vest on the earliest to occur of the employee/consultant's death, the employee/consultant's authorized retirement, and the first day of the thirteenth full month following the date of grant, provided that the recipient has been in the continuous employment of the Corporation and/or its subsidiaries during such vesting period (excluding authorized, temporary leaves of absence, death, authorized retirement and permanent disability); and

(2) the complete restriction on sale, transfer etc. shall lapse upon vesting, subject, nevertheless, to all applicable restrictions on sale, transfer etc. imposed by applicable governmental rules and regulations, including the restrictions imposed by the Securities and Exchange Commission.

In the event that the employment of a recipient is terminated, either (a) by the Corporation or one or more of its subsidiaries or (b) by the recipient, the shares granted under this plan shall be forfeited and the certificate(s) for the shares granted shall be returned to the Corporation for cancellation and redeposit under this Plan. In such event, the Corporation shall pay to the forfeiting recipient a sum equal to the difference between (i) the book value of the shares on the day of the grant of the shares and (ii) the book value of the shares on the day of forfeiture of the shares.

2

Notwithstanding the foregoing, the shares granted shall Immediately vest (prior to the first day of the thirteenth month following the date of grant) If

(a) the employee/consultant shall Q) retire upon or after reaching the age which at the time of retirement is established as the normal retirement age for employees of the Corporation (such normal retirement age now being 65 years) or
(11) with the written consent of the Corporation retire prior to such age on account of physical or mental disability (such retirement pursuant to (i) or (ii) being deemed an "authorized retirement'); or

(b) the employee/consultant shall die (at a time when he is still an employee/consultant of the Corporation and/or its subsidiaries); or

(c) the employee/consultant shall become permanently disabled (at a time when he is still an employee/consultant of the Corporation and/or its subsidiaries).

7. Fair Market Value The compensation value of the shares of Common Stock granted pursuant to this Plan shall be deemed to be the fair market value at the time the shares are granted. So long as the shares are restricted by Securities and Exchange Commission regulations on the date of issuance (ie., not registered), the Fair Market Value shall be fifty percent (50%) of the closing market price on the trading day immediately preceding the date on which the grant is made. However, if the shares have been registered
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with the Securities and Exchange Commission on the date of issuance (i.e., free-trading and subject to restrictions on transfer), the Fair Market Value shall be the dosing market price on the trading day immediately preceding the date on which the grant is made.

8. Assignability No rights pursuant to any grant under this Plan and no shares granted under this Plan shall be transferable or assignable by the employee/consultant otherwise than by will or by the laws of descent and distribution.

9. Stock for investment The grant of any shares shall provide that the employee/consultant shall, upon receipt of the certificate(s) for the shares granted, represent and warrant that he shall hold such shares for investment only, and not with a view to distribution involving a public offering.